Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Roger E. Lautzenhiser and/or Brian P. Baxter, each of Vorys, Sater, Seymour and Pease LLP, with full power of substitution and resubstitution, as attorneys of the undersigned, to sign and file any and all Securities and Exchange Commission Form 4's with respect to the securities of Switch, Inc. beneficially owned by the undersigned, any and all amendments thereto, and to file the same, and other documents relating thereto, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents and substitute or substitutes full power and authority to do each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as each of the undersigned might do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and substitutes may lawfully do and seek to be done by virtue hereof.

The undersigned acknowledges that the attorneys-in-fact appointed hereby are not assuming any of the responsibilities of the undersigned to comply with Section 16 of the Securities Exchange Act of 1934.

THIS POWER OF ATTORNEY shall be valid until such time as it is revoked by the undersigned in writing.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this 14th day of May, 2021.

DT GRAT LM LLC

By:	/s/ Dennis Alan Troesh
Dennis Alan Troesh, Manager

DT GRAT CS LLC

By:	/s/ Dennis Alan Troesh
Dennis Alan Troesh, Manager

THE TROESH FAMILY FOUNDATION

By:	/s/ Dennis Alan Troesh
Dennis Alan Troesh, President

EASTERN CAPITAL GROUP LLC

By:	/s/ Dennis Alan Troesh
Dennis Alan Troesh, Manager